Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS SECOND QUARTER AND SIX MONTHS

2019 FINANCIAL RESULTS

•	Revenue increased 9.1% for the quarter and 7.2% for the full year
•	Earnings Per Share of $0.20 for second quarter 2019 and second quarter 2018
•	Adjusted Earnings Per Share* of $0.21 for the second quarter 2019 and $0.20 for second quarter 2018
•	Completed the acquisition of Clark Pest Control of Stockton, Inc.

ATLANTA, GEORGIA, July 24, 2019: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported unaudited financial results for its second quarter and six months ended June 30, 2019.

The Company recorded second quarter revenues of $524.0 million, an increase of 9.1% over the prior year’s second quarter revenue of $480.5 million. Rollins’ reported net income of $64.3 million or $0.20 per diluted share for the second quarter ended June 30, 2019, compared to $65.5 million or $0.20 per diluted share for the same period in 2018.

Rollins’ adjusted earnings per share (EPS)* removing several costs and expenses increased $0.01 for the quarter totaling $0.21 per diluted share. Adjusted EPS* impacts net income for the negative impact of foreign currency exchange expenses and acquisition expense related to the Clark acquisition.

Rollins’ revenues rose 7.2% for the first six months of 2019 to $953.0 million compared to $889.2 million for the prior year. Net income for the first six months of 2019 was $108.5 million or $0.33 per diluted share, compared to $114.1 million or $0.35 per diluted share for the same period last year.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “We continue to make investments in our company and are confident that these strategies and action plans will enable us to improve our margins and market share, and grow at a faster pace than our industry.”

*“Adjusted” amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics, including a reconciliation to the most closely correlated GAAP measure.

On April 30, we completed the acquisition of Clark Pest Control of Stockton, Inc. The company operates in 26 locations and offers both residential and commercial pest control throughout California and northwestern Nevada.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.cranepestcontrol.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s confidence that its investment strategies and action plans will enable it to continue to improve its margins and market share and grow at a faster pace than its industry. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2018.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At June 30, (unaudited)	2019	2018
ASSETS
Cash and cash equivalents	$98,466	$87,885
Trade accounts receivables, net	130,696	115,672
Financed receivables, net	21,598	18,359
Materials and supplies	17,579	16,098
Other current assets	51,506	50,458
Total Current Assets	319,845	288,472
Equipment and property, net	201,196	137,654
Goodwill	563,075	359,107
Customer contracts, net	283,309	182,522
Trademarks and tradenames, net	102,986	52,323
Other intangible assets, net	11,228	11,578
Operating lease, ROU assets	191,183	—
Financed receivables, long-term, net	30,611	26,235
Prepaid pension	5,274	18,880
Deferred income taxes, net	—	7,923
Other assets	21,070	20,488
Total Assets	$1,729,777	$1,105,182
LIABILITIES
Accounts payable	37,644	32,073
Accrued insurance, current	30,265	28,732
Accrued compensation and related liabilities	77,377	72,558
Unearned revenue	133,672	124,784
Operating lease liabilities, current	62,195	—
Line of credit, current	12,500	—
Other current liabilities	60,688	61,084
Total Current Liabilities	414,341	319,231
Accrued insurance, less current portion	34,705	35,117
Operating lease liabilities, less current portion	129,373	—
Line of credit, net	335,375	—
Long-term accrued liabilities	63,719	55,023
Total Liabilities	977,513	409,371
STOCKHOLDERS’ EQUITY
Common stock	327,486	327,326
Retained earnings and other equity	424,778	368,485
Total stockholders’ equity	752,264	695,811
Total Liabilities and Stockholders’ Equity	$1,729,777	$1,105,182

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUES
Customer services	$523,957	$480,461	$953,026	$889,203
COSTS AND EXPENSES
Cost of services provided	253,333	230,772	470,591	436,915
Depreciation and amortization	20,132	16,366	36,815	33,282
Sales, general and administrative	161,886	143,379	301,416	269,866
Gain on sale of assets, net	(252)	(308)	(433)	(364)
Interest expense, net	1,899	75	1,625	133
	436,998	390,284	810,014	739,832
INCOME BEFORE INCOME TAXES	86,959	90,177	143,012	149,371
PROVISION FOR INCOME TAXES	22,664	24,635	34,491	35,304
NET INCOME	$64,295	$65,542	$108,521	$114,067
NET INCOME PER SHARE - BASIC AND DILUTED	$0.20	$0.20	$0.33	$0.35
Weighted average shares outstanding - basic and diluted	327,506	327,282	327,506	327,263

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measure of Adjusted EPS in today’s earnings release. This measure should not be considered in isolation or as a substitute for net income or other performance measures prepared in accordance with GAAP.

The Company uses Adjusted EPS as a measure of operating performance because it allows us to compare performance consistently over various periods without regard to fluctuations in currency valuations and the impact of the Clark acquisition on specific line item expenses enumerated in the table below.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of Adjusted EPS with net income, the most comparable GAAP measure.

(unaudited in thousands except EPS)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019	2018	Better/ Worse	%	2019	2018	Better/ Worse	%
Net Income	$64,295	$65,542	$(1,247)	(1.9)%	$108,521	$114,067	$(5,546)	(4.9)%
Foreign currency exchange	2,358	1,842	516	28.0	4,108	2,965	1,143	38.5
Clark Pest Control acquisition expense	1,888	—	1,888	—	2,560	—	2,560	—
Adjusted Income Taxes on Excluded Expenses	(1,107)	(480)	(627)	130.6	(1,738)	(773)	(965)	124.8
Adjusted Net Income	$67,434	$66,904	$530	0.8	$113,451	$116,259	$(2,808)	(2.4)%
Adjusted Earnings Per Share - Basic and Diluted	$0.21	$0.20	$0.01	5.0%	$0.35	$0.36	$(0.01)	(2.8)%
Weighted average participating shares outstanding - basic and diluted	327,506	327,282	(224)	(0.1)	327,506	327,263	(243)	(0.1)

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Second Quarter 2019 results on

Wednesday, July 24, 2019 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 888-208-1711 domestic;

856-344-9299 international
at least 5 minutes before start time.

REPLAY: available through July 31, 2019

Please dial 888-203-1112/719-457-0820, Passcode 6599376

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com